Exhibit 99.1

Marchex Announces First Quarter 2020 Results

SEATTLE – May 11, 2020-- Marchex, Inc. (NASDAQ:MCHX), a leading conversational analytics and solutions company that connects the voice of the customer to your business, today announced its financial results for the first quarter ended March 31, 2020.

Q1 2020 Financial Highlights

•	Revenue was $24.8 million for the first quarter of 2020, compared to $26.4 million for the first quarter of 2019.
•	Core analytics and solutions revenue was $11.8 million for the first quarter of 2020, compared to $12.8 million for the first quarter of 2019.
•

Net loss was $24.9 million for the first quarter of 2020 or $0.53 per diluted share, which include the effect of estimated pre-tax $20.1 million, or $0.43 per diluted share[1], non-cash impairment charges based on the preliminary results of the company’s goodwill and intangible asset impairment tests. Excluding the impact of the impairments, net loss was $4.8 million[1] or $0.10 per diluted share[1] for the first quarter of 2020. For the first quarter of 2019, net loss was $1.3 million or $0.03 per diluted share.

	Q1 2019	Q1 2020
Revenue	$26.4 million	$24.8 million
Net cash provided by (used in) operating activities	$5.6 million	($1.7) million
Cash Balance	$50.9 million	$40.3 million

Non-GAAP Results[1]:
Adjusted EBITDA	$1.2 million	($2.9) million

•	Adjusted non-GAAP income (loss) per share[1] for the first quarter of 2020 was ($0.06), compared to $0.01 for the first quarter of 2019.

[1]

Reconciliations of non-GAAP measures are included in the financial tables attached to this press release and we encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures.

Covid-19 Pandemic Impact

The rapid spread of coronavirus (COVID-19) globally has resulted in the disruption and shutdown of businesses as well as increased travel restrictions. These events have had a severe impact on the company’s call analytics and solutions volumes, which started declining meaningfully in March and by the end of March were down materially as compared to early February. In recent days, Marchex has seen call volumes in certain verticals moving up slightly from the low points in April. However, overall call volumes remain down meaningfully, which includes the impacts from many of our customers’ locations and facilities remaining closed. Several items of note related to Marchex’s first quarter financial results:

•	The company recorded a preliminary estimate of impairment charges to goodwill and intangible assets totaling $20.1 million as a result of the pandemics’ indirect varying impacts.
•	Included in revenue results is an adjustment or allowance reducing revenue by $900,000 for call analytics services delivered, but where revenue was not recognized because criteria for recognition were not met. For instance, uncertainty of customers’ ability to contract with and pay for services delivered given their deteriorating operational and financial condition.
•	The company recorded an incremental bad debt allowance in the amount of $300,000.
•

In numerous cases the company also provided modified payment timing, short-term relief on payment amounts, or waived minimum package commitments.  These factors, combined with customer cancellations caused by shut downs, will continue to impact Marchex for at least the near term.

“While we work through these current circumstances, we are mindful of our cost structure and our investments in the future. We believe meaningfully in the trend toward AI-infused sales acceleration solutions and our long-term opportunity; however, the current environment and impacts require that we evaluate our fixed and variable cost structure. In several cases, we have already taken action, including delaying hiring as well as looking for cost efficiencies where possible.  Additionally, subject to the ongoing risks of the COVID-19 situation and its dynamic nature, we will continue to evaluate strategic options to better position ourselves to achieve our long-term opportunity when things hopefully improve,” said Mike Arends, Co-CEO & Chief Financial Officer.

Strategic Priorities Update

Marchex Named Leader in Conversational Intelligence by Independent Research Firm. In April, Opus Research named Marchex Conversational AI the industry leader in converting first party data to optimize customer experience and business outcomes. Opus’s Conversational Intelligence Intelliview research report revealed which providers of tools, services and platforms have most successfully delivered speech and text analytics, natural language processing and machine learning technologies to recognize the intent of consumers. The report comprehensively evaluated providers based on their ability to turn raw data into actionable business insights. The key factors evaluated include the breadth of conversational technology solutions, omnichannel view of the customer conversation, the vendor engagement model and speed of deployment, and customer base, size and longevity.

Grow New and Existing Client Relationships. In the first quarter, COVID-19 affected the company’s sales prospecting and customer expansion initiatives.  In the earlier part of the quarter, prior to the most significant COVID-19 impact, Marchex added new enterprise clients in verticals such as financial services, automotive and home services.  While many of the planned Sales Edge Rescue pilots and planned rollouts have been delayed due to the current climate, they remain in the pipeline based on current conversations with customers.

Accelerate Product Innovation.  In 2020, the company is also accelerating, where possible, its infrastructure initiatives, including consolidating infrastructure and data centers.  Through these initiatives, Marchex anticipates achieving more than $1 million dollars in annualized cost savings beginning in 2021 and beyond.  These infrastructure initiatives will serve as the foundation for Marchex’s planned product pipeline and future innovation.

“We believe the trend toward conversational analytics and sales acceleration solutions, artificial intelligence and data science has never been more important. These are the key ingredients that can empower businesses to drive more sales, create better customer experiences and make critical business decisions. We believe our investments in these areas will remain the foundation for Marchex’s long-term growth and leadership,” said Arends.

Business Outlook

Due to the unprecedented uncertainty and rapidly shifting market conditions in the current business environment, we are not providing revenue or adjusted operating income or adjusted EBITDA guidance for the second quarter.

“A number of key verticals we serve, such as auto manufacturing, auto services, healthcare, home services, hospitality and others, are broadly impacted in the present environment, as a large number of locations for our customers have remained closed into early May.  For many of our customers, this is having a resulting impact on the planned ramps of some of our scheduled Sales Edge Rescue deployments, many of which were slated to start in March and in the second quarter.  While we are seeing some verticals start to partially recover, the situation continues to be very fluid and there remains a broad range of potential outcomes,” said Arends.

Clarifying Note about Financial Results

Due to circumstances and disruptions related to the COVID-19 pandemic, amounts reported in this earnings release related to impairment evaluation of goodwill and intangible asset balances should be considered preliminary and subject to the finalization of the analyses required to complete the accounting for these non-cash items. Specifically, the company, with its external advisors, is determining the impact of the evolving COVID-19 situation on these amounts.  The amounts associated with these U.S. GAAP measures as presented in this earnings release are believed to be reasonable estimates based on the information available to, and assumptions and judgments made by the company, to date. Final results could differ from those presented here. With respect to financial results presented in this earnings release that are not affected by the calculations of goodwill impairment and intangible asset balances, the company does not expect any material changes except to the extent that such results are impacted by events between the date of this earnings release and the date on which it submits its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 to the U.S. Securities and Exchange Commission (the “SEC”). The company intends to rely on the relief provided by the SEC under Release No. 34-88465 (the “Order”) and to comply with the timeframe authorized by the Order as it relates to its continued work to determine final goodwill impairment and intangible asset balances and expects to file its Form 10-Q with the SEC as soon as possible.

Conference Call and Webcast Information

Management will hold a conference call, starting at 5:00 p.m. ET on Monday May 11, 2020 to discuss its first quarter ended March 31, 2020 financial results and other company updates. Access to the live webcast of the conference call will be available online from the Investors section of Marchex’s website at www.marchex.com. An archived version of the webcast will also be available at the same location two hours after completion of the call.

About Marchex

Marchex understands the best customers are those who call your company - they convert faster, buy more, and churn less. Marchex provides solutions that help companies drive more calls, understand what happens on those calls, and convert more of those callers into customers. Our actionable intelligence strengthens the connection between companies and their customers, bridging the physical and digital world, to help brands maximize their marketing investments and operating efficiencies to acquire the best customers.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make due to a number of important factors including but not limited to product demand, order cancellations and delays, competition, changes in business strategy or development plans, and general economic and business conditions, as well as the continuing impact of the COVID-19 pandemic on the general economy, our customers and on our business, operations, employees and financial condition. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report or registration statement filed with the SEC. All of the information provided in this release is as of May 11, 2020 and Marchex undertakes no duty to update the information provided herein.

In the event the press release contains links to third party websites or materials, the links are provided solely as a convenience to you. Marchex is not responsible for the content of linked third-party sites or materials and does not make any representations regarding the content or accuracy thereof.

Non-GAAP Financial Information:

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including Adjusted OIBA, Adjusted EBITDA, and Adjusted non-GAAP income (loss) per share.

Adjusted OIBA represents income (loss) from operations excluding stock-based compensation expense, amortization of intangible assets from acquisitions, a preliminary estimate of impairment of intangible assets and goodwill, and acquisition related costs (benefit). This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Adjusted OIBA is the basis on which Marchex's internal budgets are based and by which Marchex's management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex's consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other expenses such as stock-based compensation, amortization of intangible assets from acquisitions, a preliminary estimate of impairment of intangible assets and goodwill, and acquisition related costs (benefit). Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation, amortization, stock compensation expense, a preliminary estimate of impairment of intangible assets and goodwill and acquisition related costs (benefit). Marchex believes that Adjusted EBITDA is another alternative measure of liquidity to GAAP net cash provided by (used in) operating activities that provides meaningful supplemental information regarding liquidity and is used by Marchex's management to measure its ability to fund operations and its financing obligations. Financial analysts and investors may use Adjusted OIBA and Adjusted EBITDA to help with comparative financial evaluation to make informed investment decisions. Adjusted non-GAAP income (loss) per share represents Adjusted non-GAAP income (loss) divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) acquisition related costs (benefit), (3) interest and other income (expense), and (4) amortization of intangible assets from acquisitions and (5) preliminary estimate of impairment of intangibles assets and goodwill. Financial analysts and investors may use Adjusted non-GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company's operating performance compared to that of other companies in its industry.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell
Marchex Investor Relations

Telephone: 206.331.3600
Email: ir@marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: marchex@edelman.com

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2019	2020
Revenue	$26,406	$24,785
Expenses:
Service costs (1)	14,258	14,498
Sales and marketing (1)	4,113	4,991
Product development (1)	4,568	6,043
General and administrative (1)	3,320	3,737
Amortization of intangible assets from acquisitions	1,568	1,763
Acquisition-related costs (benefit)	182	(635)
Total operating expenses	28,009	30,397
Impairment of goodwill (2)	—	(14,213)
Impairment of intangible assets from acquisitions (2)	—	(5,903)
Loss from operations	(1,603)	(25,728)
Interest income and other, net	185	110
Loss before provision for income taxes	(1,418)	(25,618)
Income tax expense (benefit)	(119)	(743)
Net loss applicable to common stockholders	$(1,299)	$(24,875)

Basic and diluted net loss per Class A and Class B share applicable to common stockholders	$(0.03)	$(0.53)
Shares used to calculate basic net loss per share applicable to common stockholders:
Class A	5,056	4,661
Class B	39,827	42,179
Shares used to calculate diluted net loss per share applicable to common stockholders:
Class A	5,056	4,661
Class B	44,883	46,840

(1) Includes stock-based compensation allocated as follows:
Service costs	$59	$22
Sales and marketing	177	316
Product development	76	94
General and administrative	233	625
Total	$545	$1,057

(2)  Preliminary estimates

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	March 31,
	2019	2020
Assets
Current assets:
Cash and cash equivalents	$42,526	$40,312
Accounts receivable, net	17,809	16,762
Prepaid expenses and other current assets	2,084	2,097
Total current assets	62,419	59,171
Property and equipment, net	3,028	3,264
Right-of-use lease asset	5,801	5,578
Other assets, net	335	1,096
Goodwill[1]	33,433	19,132
Intangible assets from acquisitions, net[1]	19,485	11,820
Total assets	$124,501	$100,061
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,082	$7,476
Accrued expenses and other current liabilities	6,679	7,223
Current portion of acquisition-related liabilities	1,111	642
Deferred revenue and deposits	1,173	1,380
Lease liability current	—	1,495
Total current liabilities	16,045	18,216
Other non-current liabilities	-	—
Deferred tax liabilities	981	181
Lease liability non-current	5,664	5,410
Non-current portion of acquisition-related liabilities	473	226
Total liabilities	23,163	24,033
Stockholders’ equity:
Class A common stock	49	49
Class B common stock	396	398
Additional paid-in capital	359,633	360,696
Accumulated deficit	(260,240)	(285,115)
Total stockholders’ equity	99,838	76,028
Total liabilities and stockholders’ equity	$124,501	$100,061

1  Includes preliminary estimate of impairment.

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Loss from Operations to Adjusted Operating Income (Loss) Before Amortization (Adjusted OIBA)

	Three Months Ended March 31,
	2019	2020
Loss from operations	$(1,603)	$(25,728)
Stock-based compensation	545	1,057
Amortization of intangible assets from acquisitions	1,568	1,763
Acquisition-related costs (benefit)	182	(635)
Impairment of goodwill[1]	—	14,213
Impairment of intangible assets from acquisitions[1]	—	5,903
Adjusted OIBA	$692	$(3,427)

1 Preliminary estimate

Reconciliation from Net Cash provided by (used in) Operating Activities to Adjusted EBITDA

	Three Months Ended March 31,
	2019	2020
Net cash provided by (used in) operating activities	$5,624	$(1,714)
Changes in assets and liabilities	(4,345)	290
Income tax expense (benefit)	(119)	(743)
Acquisition-related costs (benefit)	182	(635)
Interest income and other, net	(185)	(110)
Adjusted EBITDA	$1,157	$(2,912)

Net cash used in investing activities	$(143)	$(509)

Net cash provided by financing activities	$195	$9

Revenue Reconciliation

	Three Months Ended March 31,
	2019	2020
Core analytics and solutions revenue[2]	$12,784	$11,766
Marketplace, Local Leads, and other analytics[3]	13,622	13,019
Total Revenue	$26,406	$24,785

[2]

Core analytics and solutions revenue includes revenue from analytics and sales engagement solutions customers, including those that are purchasing or buying products derived from the company’s speech technology platform.

[3]

Includes revenue from marketplace, local leads and from tests, consulting services or other analytics revenues that may continue for a limited time but are not anticipated to continue in future periods.

Certain immaterial reclassifications were made to the current presentation.

MARCHEX, INC. AND SUBSIDIARIES

(in thousands, except per share amounts)

(unaudited)

Reconciliation of GAAP Net Loss per Share to Adjusted Non-GAAP Income (Loss) per Share

	Three Months Ended March 31,
	2019	2020
Adjusted Non-GAAP income (loss) per share	$0.01	$(0.06)

Net loss per share applicable to common stockholders - diluted (GAAP loss per share)	$(0.03)	$(0.53)
Shares used to calculate diluted net loss per share applicable to common stockholders	44,883	46,840

Net loss applicable to common stockholders	$(1,299)	$(24,875)
Stock-based compensation	545	1,057
Acquisition-related costs (benefit)	182	(635)
Amortization of intangible assets from acquisitions	1,568	1,763
Impairment of goodwill[2]	—	14,213
Impairment of intangible assets from acquisitions[2]	—	5,903
Interest income and other, net	(185)	(110)
Estimated impact of income taxes	(309)	(111)
Adjusted Non-GAAP income (loss)	$502	$(2,795)
Adjusted Non-GAAP income (loss) per share	$0.01	$(0.06)

Shares used to calculate diluted net loss per share applicable to common stockholders (GAAP)	44,883	46,840
Weighted average stock options and common shares subject to purchase or cancellation (if applicable)	756	—
Diluted shares used to calculate Adjusted Non-GAAP income (loss) per share[1]	45,639	46,840

[1]

For the purpose of computing the number of diluted shares for Adjusted Non-GAAP income (loss) per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP net income (loss) per share.

2  Preliminary estimate

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss excluding Impairment of Goodwill and Intangible Assets

	Three Months Ended March 31,
	2019	2020
Net loss applicable to common stockholders (GAAP)	$(1,299)	$(24,875)
Impairment of goodwill[2]	—	14,213
Impairment of intangible assets from acquisitions[2]	—	5,903
Net loss excluding impairment of goodwill and intangible assets (Non-GAAP)	$(1,299)	$(4,759)

Net loss applicable to common stockholders - diluted (GAAP loss per share)	$(0.03)	$(0.53)
Impairment of goodwill per diluted share[2]	—	0.30
Impairment of intangible assets from acquisitions per diluted share[2]	—	0.13
Net loss excluding impairment of goodwill and intangible assets per diluted share (Non-GAAP)	$(0.03)	$(0.10)

Shares used to calculate diluted net loss per share applicable to common stockholders (GAAP) and diluted net loss excluding impairment of goodwill and intangible assets (Non-GAAP)	44,883	46,840